INTERNATIONAL INTERNET, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 2-b
YEAR ENDED DECEMBER 31, 1998

                                                                                                                      PRO FORMA
                                                                                                    PRO FORMA       STATEMENT OF
                                                                               AUDITED             ADJUSTMENT        OPERATIONS
Sales and revenues                                                          $  23,790                                $   23,790
Cost of sales                                                                  26,410                                    26,410
                                                                        --------------------------------------------------------
  Gross profit                                                                 (2,620)                  -                (2,620)
Selling, general and administrative expense                                   636,372                                   636,372
                                                                        --------------------------------------------------------
  Loss from operations                                                       (638,992)                  -              (638,992)

Other income (expense):
 Realized gain (loss) on sale of marketable equity securities                  (7,027)                                   (7,027)
 Unrealized gain (loss) on marketable equity securities                             -                                         -
 Interest and other income                                                      1,383                                     1,383
                                                                        --------------------------------------------------------
                                                                               (5,644)                  -                (5,644)
                                                                        --------------------------------------------------------
Net earnings (loss) before minority interest                                 (644,636)                  -              (644,636)
Minority interest                                                                 153                                       153
                                                                        --------------------------------------------------------
Net earnings (loss)                                                        $ (644,483)                               $ (644,483)
                                                                        ========================================================

Net earnings (loss) per share                                              $   (0.001)                               $   (0.001)
                                                                        ==============                               ===========

Weighted average shares outstanding, in millions                                666.6                  0.5                 667.1
                                                                        ========================================================


The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding.